================================================================================

                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                    ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                               CHEMED CORPORATION
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                XXXXXXXXXXXXXXXX
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

================================================================================

                                     [LOGO]
                               CHEMED CORPORATION


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 18, 1998


   The Annual Meeting of Stockholders of Chemed Corporation will be held at The Phoenix Club, 812 Race Street, Cincinnati, Ohio, on Monday, May 18, 1998 at 1:30 p.m. for the following purposes:

   (1) To elect directors;

   (2) To ratify the selection by the Board of Directors of independent accountants; and

   (3) To transact such other business as may properly be brought before the meeting.

   Stockholders of record at the close of business on March 19, 1998 are entitled to notice of, and to vote at, the meeting.

   IF YOU DO NOT PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENVELOPE PROVIDED AT YOUR EARLIEST CONVENIENCE. NO POSTAGE IS REQUIRED IF IT IS MAILED IN THE UNITED STATES.





                                                 Naomi C. Dallob
                                                   Secretary





March 31, 1998

                                     [LOGO]
                               CHEMED CORPORATION



                                 PROXY STATEMENT

   This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Chemed Corporation (hereinafter called the "Company" or "Chemed") of proxies to be used at the Annual Meeting of Stockholders ("Annual Meeting") of the Company to be held on May 18, 1998 and any adjournments thereof. The Company's mailing address is 2600 Chemed Center, 255 East Fifth Street, Cincinnati, Ohio 45202. The approximate date on which this Proxy Statement and the enclosed proxy are being sent to stockholders is March 31, 1998. Each valid proxy received in time will be voted at the meeting and, if a choice is specified on the proxy, the shares represented thereby will be voted accordingly. The proxy may be revoked by the stockholder at any time before the meeting by providing notice to the Secretary.

   Only stockholders of record as of the close of business on March 19, 1998 will be entitled to vote at the Annual Meeting or any adjournments thereof. On such date, the Company had outstanding 10,102,073 shares of capital stock, par value $1 per share ("Capital Stock"), entitled to one vote per share.

                              ELECTION OF DIRECTORS

   Sixteen directors are to be elected at the Annual Meeting to serve until the following annual meeting of stockholders and until their successors are duly elected and qualified. Set forth below are the names of the persons to be nominated by the Board of Directors, together with a description of each person's principal occupation during the past five years and other pertinent information.

   Unless authority is withheld or names are stricken, it is intended that the shares covered by each proxy will be voted for the nominees listed. Votes that are withheld will be excluded entirely from the vote and will have no effect. The Company anticipates that all nominees listed in this Proxy Statement will be candidates when the election is held. However, if for any reason any nominee is not a candidate at that time, proxies will be voted for any substitute nominee designated by the Board of Directors (except where a proxy withholds authority with respect to the election of directors). The affirmative vote of a plurality of the votes cast will be necessary to elect each of the nominees for director.

                                                         NOMINEES

EDWARD L. HUTTON                         Mr. Hutton is Chairman and Chief Executive Officer of the Company
Director since 1970                      and has held these positions since November 1993. Previously, from
Age:  78                                 1970 to November 1993, he served the Company as President and Chief
                                         Executive Officer. Mr. Hutton is also the Chairman of Omnicare, Inc.,
                                         Cincinnati, Ohio (healthcare products and services), a public corporation in which the Company holds a 1-percent-ownership interest (hereinafter
                                         "Omnicare"). Mr. Hutton is a director of Omnicare. Mr. Hutton is the father of Thomas C. Hutton, a Vice President and a director of the Company.

KEVIN J. MCNAMARA                        Mr. McNamara is President of the Company and has held this position
Director since 1987                      since August 1994. Previously, he served as Executive Vice President,
Age:  44                                 Secretary and General Counsel from November 1993, August 1986 and August 1986, respectively, to August 1994. From May 1992 to
                                         November 1993, he was a Vice Chairman of the Company. He is a director of Omnicare.

JAMES H. DEVLIN                         Mr. Devlin is a Vice President of the Company and has held this
Director from May 1991                  position since December 1992. From December 1992 to September
to May 1992 and since                   1997 he also served as Group Executive of the Company's Omnia
February 1993                           Group (formerly known as the "Veratex Group").
Age:  51

CHARLES H. ERHART, JR.                  Mr. Erhart retired as President of W.R. Grace and Co. (hereinafter
Director since 1970                     "Grace"), Boca Raton, Florida (international specialty chemicals,
Age:  72                                construction  and packaging) in August 1990, having held that position since July 1989.  Previously, he was Chairman of the Executive Committee
                                        of Grace and held that position from November 1986 to July 1989. He is a director of Omnicare.

JOEL F. GEMUNDER                        Mr. Gemunder is President of Omnicare and has held this position
Director since 1977                     since May 1981. He is also a director of Omnicare and Ultratech
Age:  58                                Stepper, Inc.

LAWRENCE J. GILLIS                      Mr. Gillis is a Vice President of the Company and has held this position
Director since                          since November 1996. He is also President and Chief Operating Officer
November 1996                           of Roto-Rooter Services Company, an indirectly wholly owned
Age:  63                                subsidiary of the Company, and has held these positions since October 1994.
                                        Previously, he was Senior Vice President - Operations of Roto-Rooter Services
                                        Company, from February 1991 to October 1994.

PATRICK P. GRACE                        Mr. Grace is Chief Financial Officer of Compucook, Inc., Westport,
Director since 1996                     Connecticut (interactive marketing) and has held this position since
Age:  42                                December 1997. Previously, from October 1995 to December 1997, he was a consultant and investment adviser. From February 1991 to October 1995, he was President of Grace Logistics Services, Inc., Greenville, South Carolina
                                        (a full-service provider of logistical support), a subsidiary of Grace.

THOMAS C. HUTTON                        Mr. Hutton is a Vice President of the Company and has held this
Director since 1985                     position since February 1988. Mr. Hutton is a director of Omnicare. He
Age:  47                                is a son of Edward L. Hutton, the Chairman and Chief Executive Officer and a
                                        director of the Company.

WALTER L. KREBS                         Mr. Krebs is the Chief Financial Officer of Service America Systems,
Director from May 1989                  Inc., a wholly owned subsidiary of the Company ("Service America"),
to April 1991 and since                 and has held this position since October 1997. Previously, he retired in
May 1995                                April 1996 as Director - Financial Services of Diversey Lever, Inc.
Age:  65                                (formerly known as Diversey Corporation), Detroit, Michigan (specialty chemicals) ("Diversey"), having held this position since April 1991.
                                        Previously, from January 1990 to April 1991, he was a Senior Vice President
                                        and the Chief Financial Officer of the Company's then wholly owned subsidiary,
                                        DuBois Chemicals, Inc. ("DuBois").

SANDRA E. LANEY                         Ms. Laney is Senior Vice President and the Chief Administrative
Director since 1986                     Officer of the Company and has held these positions since November
Age: 54                                 1993 and May 1991, respectively. Previously, from May 1984 to November 1993, she was a Vice President of the Company. Ms. Laney is a director of Omnicare.

JOHN M. MOUNT                           Mr. Mount is a Vice President of the Company and has held this
Director from May 1986                  position since November 1997. He is also President and Chief
to April 1991 and                       Executive Officer of Service America and has held these positions
since February 1994                     since October 1997. Previously, he was a Principal of Lynch-Mount
Age:  56                                Associates, Cincinnati, Ohio (management consulting), from November
                                        1993 to October 1997. From April 1991 to November 1993, Mr. Mount
                                        was Senior Vice President of Diversey and President of Diversey's DuBois
                                        Industrial division. Previously, from May 1989 to April 1991, Mr. Mount was an Executive Vice President of the Company and President of DuBois.
                                        He held the latter position from September 1986 to April 1991. He is a director of Omnicare.

TIMOTHY S. O'TOOLE                      Mr. O'Toole is an Executive Vice President and the Treasurer of the
Director since August 1991              Company and has held these positions since May 1992. He is also the
Age:  42                                Chairman and Chief Executive Officer of Patient Care, Inc., a 100-percent-owned subsidiary of the Company. He is a director of Vitas Healthcare Corporation.

D. WALTER ROBBINS, JR.                  Mr. Robbins retired as Vice Chairman of Grace in January 1987 and
Director since 1970                     thereafter became a consultant to Grace until July 1995. He is a director
Age:  78                                of Omnicare.

DONALD E. SAUNDERS                      Mr. Saunders is President of DuBois, a division of Diversey Lever,
Director from May 1981                  Inc., and has held this position since November 1993. From April 1991
to May 1982 and May 1983                to October 1993, he was Executive Vice President of Diversey and
to May 1987                             from January 1991 to March 1991, he was Executive Vice President of
Age:  54                                DuBois.

PAUL C. VOET                            Mr. Voet is an Executive Vice President of the Company and has held
Director since 1980                     this position since May 1991. From January 1992 to September 1997,
Age:  51                                he also served as President and Chief Executive Officer of the Company's
                                        then majority-owned subsidiary, National Sanitary Supply Company ("National").
                                        From May 1988 to November 1993, he also served the Company as a Vice Chairman.

GEORGE J. WALSH III                     Mr. Walsh is a partner with the law firm of Gould & Wilkie, New
Director since November 1995            York, New York, and has held this position since January 1978.
Age:  52

DIRECTORS EMERITI

   In May 1983, the Board of Directors adopted a policy of conferring the honorary designation of Director Emeritus upon former directors who have made valuable contributions to the Company and whose continued advice is believed to be of value to the Board of Directors. Under this policy, each Director Emeritus is furnished with a copy of all agendas and other materials furnished to members of the Board of Directors generally and is invited to attend all meetings of the Board; however, a Director Emeritus is not entitled to vote on any matters presented to the Board. In 1985, Dr. Herman B Wells, who served as a director of the Company from 1970 until 1985, was designated as a Director Emeritus, and in 1994, Neal Gilliatt, who served as a director of the Company from 1970 to 1994, was designated as a Director Emeritus. Each Director Emeritus is paid an annual fee of $6,200, and for each meeting attended, a Director Emeritus is paid $200.

   It is anticipated that at the annual meeting of the Board of Directors, each of Mr. Gilliatt and Dr. Wells will again be designated as a Director Emeritus.

COMPENSATION OF DIRECTORS

   Throughout most of 1997, each member of the Board of Directors who was not a regular employee of the Company and Mr. Voet, while he was the President and Chief Executive Officer of National, were paid an annual fee of $5,000, and each member of a Committee of the Board (other than its chairman) was paid an additional annual fee of $1,600. For each meeting of the Board of Directors attended, a director was paid $1,750. A Committee member was paid $800 for each meeting of a Committee he attended unless the Committee met on the same day as the Board of Directors met, in which event, the Committee member was paid $400 for his attendance at the Committee meeting. Mr. Mount also received $6,000 for attending quarterly management meetings, and effective November 1, 1996, Mr. Mount was retained by the Company as a consultant at a rate of $100,000 per annum. Both of these arrangements terminated October 15, 1997 when Mr. Mount became an officer of Service America.

   In addition, in May 1997 each member of the Board of Directors (other than those serving on the Incentive Committee of either the Company or an affiliated company) was granted an unrestricted stock award covering 100 shares of Capital Stock under the Company's 1993 Stock Incentive Plan. Those directors who are members of the Incentive Committee of either the Company or an affiliated company were paid the cash equivalent of the 100-share stock award or $3,638.

   Throughout 1997, the chairman of each Committee of the Board of Directors was paid an annual fee in addition to the attendance fees referred to above. The chairman of the Audit Committee was paid at the rate of $5,350 per annum and the chairman of each of the Incentive Committee and the Compensation Committee was paid at the rate of $2,568 per annum. In addition, each member of the Board of Directors and of a Committee was reimbursed for his reasonable travel expenses incurred in connection with such meetings. Effective November 5, 1997, each member of the Board of Directors who is not a regular employee of the Company is paid an annual fee of $12,000 and a fee of $2,000 for each meeting attended.

   The Company has a deferred compensation plan for nonemployee directors under which certain directors who are nonregular employees of the Company or of a wholly or partially owned subsidiary of the Company participate. Under the plan, which is not a tax-qualified plan, an account is established for each participant to which amounts are credited quarterly at the rate of $4,000 per annum. Amounts credited to these accounts are used to purchase shares of Capital Stock and all dividends received on such shares are reinvested in such Capital Stock. Each participant is entitled to receive the balance in his account within 90 days following the date he ceases to serve as a director.

COMMITTEES AND MEETINGS OF THE BOARD

   The Company has the following Committees of the Board of Directors: Audit Committee, Compensation Committee and Incentive Committee. It does not have a nominating committee of the Board of Directors.

   The Audit Committee (a) recommends to the Board of Directors a firm of independent accountants to audit the Company and its consolidated subsidiaries,
(b) reviews and reports to the Board of Directors on the Company's annual financial statements and the independent accountants' report on such financial statements and (c) meets with the Company's senior financial officers, internal auditors and independent accountants to review audit plans and work and other matters regarding the Company's accounting, financial reporting and internal control systems. The Audit Committee consists of Messrs. Erhart, Robbins and Walsh. The Audit Committee met on two occasions during 1997.

   The Compensation Committee makes recommendations to the Board of Directors concerning (a) salary and incentive compensation payable to officers and certain other key employees of the Company, (b) establishment of incentive compensation plans and programs generally and (c) adoption and administration of certain employee benefit plans and programs. The Compensation Committee consists of Messrs. Erhart, Grace and Robbins. During 1997, the Compensation Committee met on seven occasions.

   The Incentive Committee administers the Company's seven Stock Incentive Plans and its 1983 Incentive Stock Option Plan. In addition, the Incentive Committee makes (a) grants of stock options and stock awards to key employees of the Company and (b) recommendations to the Board of Directors concerning additional year-end contributions by the Company under the Savings and Investment Plan. The Incentive Committee consists of Messrs. Erhart, Grace and Robbins. The Incentive Committee met on two occasions during 1997.

   During 1997, there were seven meetings of the Board of Directors, and each director attended at least 75 percent of the aggregate of (a) the total number of meetings held by the Board of Directors and (b) the total number of meetings held by all Committees of the Board of Directors on which he served that were held during the period for which he was a director or member of any such Committee.

                             EXECUTIVE COMPENSATION

JOINT REPORT OF THE COMPENSATION COMMITTEE AND INCENTIVE COMMITTEE ON EXECUTIVE COMPENSATION

   The Company believes that executive compensation must align executive officers' interests with those of the Company's stockholders and that such interests are served by having compensation directly and materially linked to financial and operating performance criteria which, when successfully achieved, will enhance stockholder value.

   The Company attempts to achieve this objective with an executive compensation package for its senior executives which combines base salary, annual cash incentive compensation, and long-term incentive compensation in the form of stock options and restricted stock awards along with various benefit plans, including pension plans, savings plans and medical benefits generally available to the employees of the Company.

   The executive compensation program is administered through the coordinated efforts of the Compensation Committee and the Incentive Committee of the Board of Directors. The membership of the Incentive Committee is composed of three outside directors (i.e., nonemployees of the Company) and the Compensation Committee is composed of three outside directors. The Compensation Committee is responsible for the review, approval and recommendation to the Board of Directors of matters concerning base salary and annual cash incentive compensation for key executives of the Company. The recommendations of the Compensation Committee on such matters must be approved by the full Board of Directors. The Incentive Committee administers the Company's stock incentive plans under which it reviews and approves grants of stock options and restricted stock awards.

   Both the Compensation and Incentive Committees may use their discretion to set executive compensation where, in their collective judgment, external, internal or individual circumstances warrant.

   Following is a discussion of the components of the executive officer compensation program.

   In determining base salary levels for the Company's executive officers, the Compensation Committee takes into account the magnitude of responsibility of the position, individual experience and performance and specific issues particular to the Company. In general, base salaries are set at levels believed by this Compensation Committee to be sufficient to attract and retain qualified executives when considered with the other components of the Company's compensation structure.

   The Compensation Committee believes that a significant portion of total cash compensation should be linked to annual performance criteria. Consequently, the purpose of annual incentive compensation for senior executives and key managers is to provide a direct financial incentive in the form of an annual cash bonus to those executives who achieve their business units' and the Company's annual goals. Operational and financial goals are established at the beginning of each fiscal year and generally take into account such measures of performance as sales and earnings growth, profitability, cash flow and return on investment. Other nonfinancial measures of performance relate to organizational development, product or service expansion and strategic positioning of the Company's assets.

   Individual performance is also taken into account in determining individual bonuses. It is the Company's belief that bonuses as a percentage of a senior executive's salary should be sufficiently high to provide a major incentive for achieving annual performance targets. Bonuses for senior executives of the Company generally range from 25 percent to 100 percent of base salary.

   The stock option and restricted stock program forms the basis of the Company's incentive plans for executive officers and key managers. The objective of these plans is to align executive and long-term stockholder interests by creating a strong and direct link between executive pay and stockholder return.

   Stock options and restricted stock awards are granted annually and are generally regarded as the primary incentive for long-term performance as they are granted at fair market value and have vesting restrictions ranging from three- to seven-year periods. The Committee considers each grantee's current option and award holdings in making grants. Both the amounts of restricted stock awards and proportion of stock options increase as a function of higher salary and position of responsibility within the Company.

   The Compensation Committee and Incentive Committee have considered, and are continuing to review, the qualifying compensation regulations issued by the Internal Revenue Service in December 1993. Generally, the Committees structure compensation arrangements to achieve deductibility under the tax regulations, except where the benefit of such deductibility is outweighed by the need for flexibility or the attainment of other corporate objectives.

   The base salary of Mr. E. L. Hutton, Chairman and Chief Executive Officer of the Company, for 1997 was $590,000. His bonus in respect of 1997 services was $274,165, which represents an increase of 3.9 percent over 1996 and 46.5 percent of his current base salary. In addition, Mr. Hutton received a special bonus of $635,000 in connection with the Company's sale of The Omnia Group to Banta Corporation, effective September 20, 1997, and the sale of National to a subsidiary of Unisource Worldwide, Inc., effective September 30, 1997, and a special bonus of $330,000 in connection with the Company's 1997 capital gains. Mr. Hutton received unrestricted stock awards having a value of $156,375, and he was granted 25,000 stock options. Factors considered in establishing the compensation levels in 1997 for Mr. Hutton were the Company's increase in sales from continuing operations of 13.5% and the Company's increase in income from continuing operations, excluding capital gains, of 27.6 percent. The Compensation Committee and the Incentive Committee believe that Mr. Hutton's base salary, cash bonus, and special bonuses and unrestricted stock awards and stock options granted to Mr. Hutton are consistent with his performance as measured by these factors and the other criteria discussed above.

         Compensation Committee                      Incentive Committee
         ---------------------                       -----------------
         Charles H. Erhart, Jr., Chairman            D. Walter Robbins, Jr., Chairman
         Patrick P. Grace                            Charles H. Erhart, Jr.
         D. Walter Robbins, Jr.                      Patrick P. Grace

SUMMARY COMPENSATION TABLE

   The following table shows the compensation paid to the Chief Executive Officer and the four most highly compensated executive officers of the Company for the past three years for all services rendered in all capacities to the Company and its subsidiaries:

------------------------------------------------------------------------------------------------------------------------------------
                                                        SUMMARY COMPENSATION TABLE
------------------------------------------------------------------------------------------------------------------------------------

                               ANNUAL COMPENSATION                   LONG-TERM COMPENSATION AWARDS

------------------------------------------------------------------------------------------------------------------------------------
                                                                       SECURITIES       NATIONAL      SECURITIES
                                                          CHEMED       UNDERLYING      RESTRICTED     UNDERLYING
NAME AND                                                RESTRICTED       CHEMED           STOCK        NATIONAL       ALL OTHER
PRINCIPAL                                   BONUS          STOCK          STOCK          AWARDS          STOCK       COMPENSATION
POSITION          YEAR     SALARY ($)      ($)(1)      AWARDS ($)(2)   OPTIONS (#)       ($)(3)       OPTIONS (#)        ($)
------------------------------------------------------------------------------------------------------------------------------------
E. L. Hutton      1997      $590,000     $1,239,165      $156,375        25,000     $   - 0 -            25,000        $473,518 (4)
Chairman and      1996       583,333        533,776       966,000        31,000           93,502         20,000         287,885
CEO               1995       550,000        532,000       266,200        48,000          109,982         40,000         635,003

K. J. McNamara    1997       292,259        496,600        24,750        16,000         - 0 -             3,500         237,781 (5)
President         1996       270,167        174,502       362,000        20,000           15,007          2,500         146,313
                  1995       246,000        143,250        72,600        30,000           17,496          5,000         183,863

P. C. Voet        1997       296,375        346,867        17,531         3,000         - 0 -            25,000         222,251 (6)
Executive         1996       285,333        113,960        54,000         4,000           93,502         20,000         137,973
Vice President    1995       264,500        141,250        10,000         7,000          109,982         40,000         263,211

T. S. O'Toole     1997       178,559        270,000        15,000        11,500         - 0 -             1,000         135,855 (7)
Executive         1996       161,667         67,304       261,000        14,000           10,004          1,000          83,676
Vice President    1995       150,000         63,000        66,550        21,000           11,503          2,000         128,830
and Treasurer

S. E. Laney       1997       179,041        374,211        15,000        11,500         - 0 -             2,000         177,811 (8)
Senior Vice       1996       162,583        172,488       261,000        14,000           10,004          1,500         116,063
President         1995       148,000        139,000        60,500        21,000           11,503          3,000         167,074
and Chief
Administrative
Officer
------------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                     SUMMARY COMPENSATION TABLE (continued)
--------------------------------------------------------------------------------

(1) Bonuses paid in 1997 include the following amounts which were paid as special bonuses in connection with the Company's 1997 capital gains: E. L. Hutton - $330,000; K. J. McNamara - $150,000; P. C. Voet - $25,000; T. S.
     O'Toole - $51,000; and S. E. Laney - $148,000; and special bonuses paid in connection with the Company's sale of its wholly owned businesses comprising The Omnia Group to Banta Corporation and the Company's sale of National to Unisource Worldwide, Inc.: E. L. Hutton - $635,000; K. J. McNamara - $310,000; P. C. Voet - $250,000; T. S. O'Toole - $197,000; and
     S. E. Laney - $197,000.

(2) The number and value of the aggregate restricted shares of Capital Stock held by the named executives at December 31, 1997 were as follows: E. L. Hutton - 39,150 shares, $1,408,137; K. J. McNamara - 13,454 shares,
     $482,610; P. C. Voet - 1,772 shares, $63,958; T. S. O'Toole - 10,336 shares, $371,504; and S. E. Laney - 10,065 shares, $361,470. Restricted shares granted with respect to 1995 vest evenly over a three-year period. The restricted shares with respect to 1996 vest in varying percentages over a seven-year period. The stock awards granted with respect to 1997 were unrestricted. Recipients receive dividends on the awarded shares and are entitled to vote them, whether or not vested.

(3) As a result of the consummation of the Agreement and Plan of Merger dated August 11, 1997 among National, Unisource Worldwide, Inc. and TFBC, Inc., all outstanding restricted shares of National Common Stock were converted to cash in the amount of $21.00 per share on September 30, 1997.

(4) Includes the following amounts: $452,326 allocated to Mr. Hutton's account under the Company's Employee Stock Ownership Plans ("ESOP") with respect to 1997; a $2,304 premium payment for term life insurance; $3,588 in the form of an unrestricted stock award of 100 shares of Capital Stock; and $15,300 in director fees from National, including an unrestricted stock award of 100 shares of National Common Stock.

(5) Includes the following amounts: $200,130 allocated to Mr. McNamara's account under the ESOP with respect to 1997; a $2,304 premium payment for term life insurance; $12,509, which is the value of premium payments made by the Company for the benefit of Mr. McNamara under a split dollar life insurance policy, which provides for the refund of premiums to the Company upon termination of the policy ("Split Dollar Policy"); $3,588 in the form of an unrestricted stock award of 100 shares of Capital Stock; and $19,250 in director fees from National, including an unrestricted stock award of 100 shares of National Common Stock.

(6) Includes the following amounts: $178,862 allocated to Mr. Voet's account under the ESOP with respect to 1997; a $2,304 premium payment for term life insurance; $15,285, which is the value of premium payments made by the Company for the benefit of Mr. Voet under a Split Dollar Policy; $10,500 in director fees from the Company, including an unrestricted stock award of 100 shares of Capital Stock; and $15,300 in director fees from National, including an unrestricted stock award of 100 shares of National Common Stock.

(7) Includes the following amounts: $113,756 allocated to Mr. O'Toole's account under the ESOP with respect to 1997; a $1,581 premium payment for term life insurance; $6,180, which is the value of premium payments made by the Company for the benefit of Mr. O'Toole under a Split Dollar Policy; $3,588 in the form of an unrestricted stock award of 100 shares of Capital Stock; and $10,750 in director fees from National, including an unrestricted stock award of 100 shares of National Common Stock.

(8) Includes the following amounts: $142,163 allocated to Ms. Laney's account under the ESOP with respect to 1997; a $2,163 premium payment for term life insurance; $8,747, which is the value of premium payments made by the Company for the benefit of Ms. Laney under a Split Dollar Policy; $3,588 in the form of an unrestricted stock award of 100 shares of Capital Stock; and $21,150 in director fees from National, including an unrestricted stock award of 100 shares of National Common Stock.

STOCK OPTIONS

   The table below shows information concerning Chemed stock options granted in 1997 to the named executives in the Summary Compensation Table.

                                            CHEMED STOCK OPTION GRANTS IN 1997
---------------------------------------------------------------------------------------------------------------------------
                                                                                       POTENTIAL REALIZABLE
                                                                                               VALUE
                                                                                         AT ASSUMED ANNUAL
                                                                                          RATES OF STOCK
                                                                                        PRICE APPRECIATION
                                    INDIVIDUAL GRANTS                                     FOR OPTION TERM
---------------------------------------------------------------------------------------------------------------------------
                                          % OF
                          NUMBER OF       TOTAL
                         SECURITIES      OPTIONS
                         UNDERLYING      GRANTED
                           OPTIONS         TO          EXERCISE
                           GRANTED      EMPLOYEES        PRICE       EXPIRATION
            NAME           (#)(1)        IN 1997       ($/SHARE)        DATE         5% ($)         10% ($)
---------------------------------------------------------------------------------------------------------------------------
  E. L. Hutton             25,000          11.7%        $35.94        5/19/07       $565,062      $1,431,978

  K. J. McNamara           16,000           7.5          35.94        5/19/07        361,640         916,466

  P. C. Voet                3,000           1.4          35.94        5/19/07         67,807         171,837

  T. S. O'Toole            11,500           5.4          35.94        5/19/07        259,928         658,710

  S. E. Laney              11,500           5.4          35.94        5/19/07        259,928         658,710
---------------------------------------------------------------------------------------------------------------------------

(1) These options, which were granted on May 19, 1997, provide for the purchase price of option shares equal to the fair market value of Capital Stock on that date; are transferable by will, by the laws of descent and distribution, pursuant to a qualified domestic relations order or to certain family members, if permitted under SEC Rule 16b-3 or any successor rule thereto; and become exercisable in four equal annual installments beginning on November 19, 1997.


   The table below shows information concerning Chemed stock options exercised during 1997 and the year-end number and value of unexercised Chemed stock options held by the executive officers named in the Summary Compensation Table.

---------------------------------------------------------------------------------------------------------------------------
                                         AGGREGATED CHEMED STOCK OPTION EXERCISES
                                         IN 1997 AND YEAR-END STOCK OPTION VALUES
---------------------------------------------------------------------------------------------------------------------------
                         NUMBER
                           OF                           NUMBER OF SECURITIES           VALUE OF UNEXERCISED
                         SHARES                        UNDERLYING UNEXERCISED          IN-THE-MONEY OPTIONS
                        ACQUIRED         VALUE         OPTIONS AT 12/31/97 (#)            AT 12/31/97 ($)
                       ON EXERCISE     REALIZED      ---------------------------     --------------------------------------
         NAME              (#)            ($)        EXERCISABLE   UNEXERCISABLE     EXERCISABLE  UNEXERCISABLE
---------------------------------------------------------------------------------------------------------------------------
  E. L. Hutton           25,000         $211,750        74,750         46,250           $518,952      $232,969

  K. J. McNamara         15,000          127,960        30,000         29,500            176,649       149,382

  P. C. Voet              3,750           29,220         2,000          6,000              4,750        30,972

  T. S. O'Toole           4,250           61,370        35,125         20,875            249,069       105,373

  S. E. Laney            15,000          170,320        41,625         20,875            318,247       105,373
---------------------------------------------------------------------------------------------------------------------------

   The table below shows information concerning National stock options granted in 1997 to the named executives in the Summary Compensation Table. In connection with the consummation of the Company's sale of National to Unisource Worldwide, Inc., effective September 30, 1997, all of the outstanding National stock options vested in full. In lieu of receiving stock, holders of National stock options received $21.00 for each outstanding option, less the respective option price.

                                           NATIONAL STOCK OPTION GRANTS IN 1997
---------------------------------------------------------------------------------------------------------------------------
                                                     INDIVIDUAL GRANTS
---------------------------------------------------------------------------------------------------------------------------
                                                      % OF
                                                      TOTAL
                              NUMBER OF              OPTIONS
                             SECURITIES              GRANTED
                             UNDERLYING                TO
                               OPTIONS              EMPLOYEES               EXERCISE
                              GRANTED                IN 1997                  PRICE            EXPIRATION
             NAME              (1) (#)                 (2)                  ($/SHARE)             DATE
---------------------------------------------------------------------------------------------------------------------------
   E. L. Hutton                 25,000                 18.4%                  $13.00             5/19/07

   K. J. McNamara                3,500                  2.5                    13.00             5/19/07

   P. C. Voet                   25,000                 18.4                    13.00             5/19/07

   T. S. O'Toole                 1,000                  1.0                    13.00             5/19/07

   S. E. Laney                   2,000                  1.4                    13.00             5/19/07
---------------------------------------------------------------------------------------------------------------------------

(1) These options, which were granted on May 19, 1997, provided for the purchase price of option shares equal to the fair market value of National Common Stock on that date; were transferable by will, by the laws of descent and distribution, pursuant to a qualified domestic relations order or to certain family members, if permitted under SEC Rule 16b-3 or any successor rule thereto; and became exercisable in four equal annual installments beginning on November 19, 1997.

(2) Percentage of total options granted to employees is based on the total number of options granted to Chemed and National employees.

   The table below shows information concerning National stock options which were either exercised during 1997 or cashed out in connection with the sale of National to Unisource Worldwide, Inc. by the executive officers named in the Summary Compensation Table.

---------------------------------------------------------------------------------------------------------------------------
                                        AGGREGATED NATIONAL STOCK OPTION EXERCISES
                                           AND STOCK OPTIONS CASHED OUT IN 1997
---------------------------------------------------------------------------------------------------------------------------

                                                NUMBER OF SHARES
                                              ACQUIRED ON EXERCISE                    VALUE REALIZED
          NAME                               OR CASHED OUT IN 1997 (#)                      ($)
---------------------------------------------------------------------------------------------------------------------------
   E. L. Hutton                                     113,600                            $   870,425

   K. J. McNamara                                    13,500                                124,870

   P. C. Voet                                       132,500                              1,141,800

   T. S. O'Toole                                      4,000                                 34,750

   S. E. Laney                                        6,813                                 60,506
---------------------------------------------------------------------------------------------------------------------------

EMPLOYMENT AGREEMENTS

   The Company has entered into employment agreements with Messrs. E. L. Hutton, McNamara, Voet and O'Toole and Ms. Laney. Mr. Hutton's employment agreement provides for his continued employment as Chairman and Chief Executive Officer of the Company through May 3, 1999, subject to earlier termination under certain circumstances, at a base salary of $590,000 per annum or such higher amounts as the Board of Directors may determine, as well as participation in incentive compensation plans, stock incentive plans and other benefit plans. In the event of termination without cause, the agreement provides that Mr. Hutton will receive severance payments equal to 150 percent of his then current base salary, the amount of incentive compensation most recently paid or approved in respect of the previous year, and the fair market value of all stock awards which have vested during the 12 months prior to termination for the balance of the term of the agreement. Messrs. McNamara, Voet and O'Toole and Ms. Laney have employment agreements which provide for their continued employment as senior executives of the Company through May 3, 2002 and are identical in all material respects to that of Mr. Hutton, except their respective agreements provide for a base salary of $283,728, $289,500, $171,525, and $174,825 per annum or such higher amounts as the Board of Directors may determine. In addition, each agreement for Messrs. Hutton, McNamara and Voet and Ms. Laney provides for the officer's nomination as a director of the Company.

COMPARATIVE STOCK PERFORMANCE

   The graph below compares the yearly percentage change in the Company's cumulative total stockholder return on Capital Stock (as measured by dividing
(i) the sum of (A) the cumulative amount of dividends for the period December 31, 1992 to December 31, 1997, assuming dividend reinvestment, and (B) the difference between the Company's share price at December 31, 1992 and December 31, 1997; by (ii) the share price at December 31, 1992) with the cumulative total return, assuming reinvestment of dividends, of the (1) S & P 500 Stock Index and (2) Dow Jones Industrial Diversified Index.

                               CHEMED CORPORATION

                     CUMULATIVE TOTAL STOCKHOLDER RETURN FOR
                    FIVE-YEAR PERIOD ENDING DECEMBER 31, 1997



                                    [GRAPH]



------------------------------------------------------------------------------------------------------------
                 DECEMBER 31 . . .                    1992      1993     1994      1995     1996     1997
------------------------------------------------------------------------------------------------------------
  Chemed Corporation                                 100.00    119.57   139.05    171.78   170.35    204.39
------------------------------------------------------------------------------------------------------------
  S&P 500                                            100.00    110.08   111.53    153.45   188.68    251.63
------------------------------------------------------------------------------------------------------------
  Dow Jones Industrial Diversified                   100.00    122.19   112.07    146.76   189.89    248.91
------------------------------------------------------------------------------------------------------------

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth information as of December 31, 1997 with respect to the only person who is known to be the beneficial owner of more than 5 percent of Capital Stock:

-----------------------------------------------------------------------------------------------------------
       NAME AND ADDRESS                         AMOUNT AND NATURE OF                          PERCENT OF
      OF BENEFICIAL OWNER                       BENEFICIAL OWNERSHIP                             CLASS
-----------------------------------------------------------------------------------------------------------
   The Fifth Third Bank             1,403,651 shares; Trustee of the Company's                   13.9%
   Fifth Third Center               Savings and Investment Plan, Employee Stock
   Cincinnati, Ohio                 Ownership Plans and Excess Benefit Plan (1)
-----------------------------------------------------------------------------------------------------------
(1)  Shared voting power, 1,403,651 shares; shared dispositive power, 1,403,651 shares.
-----------------------------------------------------------------------------------------------------------


   The following table sets forth information as of December 31, 1997 with respect to Capital Stock beneficially owned by all nominees and directors of the Company, the executive officers named in the Summary Compensation Table and the Company's directors and executive officers as a group:

-----------------------------------------------------------------------------------------------------------
                                                AMOUNT AND NATURE                           PERCENT OF
            NAME                           OF BENEFICIAL OWNERSHIP (1)                       CLASS (2)
-----------------------------------------------------------------------------------------------------------
   E. L. Hutton                                  45,293  Direct
                                                 74,750  Option
                                                  4,967  Trustee

   J. H. Devlin                                  10,219  Direct
                                                  9,500  Option

   C. H. Erhart, Jr.                              1,500  Direct

   J. F. Gemunder                                 6,551  Direct
                                                  5,000  Option

   L. J. Gillis                                   2,916  Direct
                                                  3,500  Option

   P. P. Grace                                      200  Direct

   T. C. Hutton                                  26,007  Direct
                                                  9,000  Option
                                                  5,467  Trustee (3)

   W. L. Krebs                                    2,621  Direct

   S. E. Laney                                   32,128  Direct
                                                 41,625  Option
                                                         Trustee (3)

   K. J. McNamara                                25,002  Direct
                                                 30,000  Option
                                                         Trustee (3)

   J. M. Mount                                    7,120  Direct
                                                    600  Trustee

   T. S. O'Toole                                 22,006  Direct
                                                 35,125  Option
-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------
                                                AMOUNT AND NATURE                           PERCENT OF
            NAME                           OF BENEFICIAL OWNERSHIP (1)                       CLASS (2)
-----------------------------------------------------------------------------------------------------------
   D. W. Robbins, Jr.                             2,000  Direct

   D. E. Saunders                                   814  Direct

   P. C. Voet                                    29,769  Direct
                                                  2,000  Option
                                                         Trustee (3)

   G. J. Walsh III                                1,100  Direct

   Directors and                                230,640  Direct                                2.3%
   Executive Officers                           232,100  Option                                2.3%
   as a Group                                    61,620  Trustee (4)
   (17 persons)
-----------------------------------------------------------------------------------------------------------

   FOOTNOTES TO STOCK OWNERSHIP TABLE

(1) Includes securities beneficially owned (a) by the named persons or group members, their spouses and their minor children (including shares of Capital Stock allocated as of December 31, 1997 to the account of each named person or member of the group under the Company's Savings and Investment Plan and under the Company's ESOP or, with respect to Mr. Gemunder, allocated to his account as of December 31, 1997 under the Omnicare Employees Savings and Investment Plan), (b) by trusts and custodianships for their benefit and (c) by trusts and other entities as to which the named person or group has or shares the power to direct voting or investment of securities. "Direct" refers to securities in categories (a) and (b) and "Trustee" to securities in category (c). Where securities would fall into both "Direct" and "Trustee" classifications, they are included under "Trustee" only. "Option" refers to shares which the named person or group has a right to acquire within 60 days from December 31, 1997. For purposes of determining the Percent of Class, all shares subject to stock options which were exercisable within 60 days from December 31, 1997 were assumed to have been issued.

(2)  Percent of Class under 1.0 percent is not shown.

(3) Messrs. T. Hutton, McNamara and Voet and Ms. Laney are trustees of the Chemed Foundation which holds 56,153 shares of Capital Stock over which the trustees share both voting and investment power. This number is included in the total number of "Trustee" shares held by the Directors and Executive Officers as a Group but is not reflected in the respective holdings of the individual trustees.

(4) Shares over which more than one individual holds beneficial ownership have only been counted once in calculating the aggregate number of shares owned by Directors and Executive Officers as a Group.


SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Pursuant to Section 16(a) of the Securities Exchange Act of 1934 and the regulations thereunder, the Company's executive officers and directors and persons who own more than 10 percent of Capital Stock are required to file reports with respect to their ownership and changes in ownership of Capital Stock with the Securities and Exchange Commission ("SEC"). In addition, such persons are required to forward copies of such reports to the Company. Based on a review of the copies of such reports furnished to the Company and on the written representation of such non-reporting persons that, with respect to 1997, no reports on Form 5 were required to be filed with the SEC, except for Mr. Gemunder, the Company believes that, during the period January 1, 1997 through December 31, 1997, the Company's executive officers and directors and greater-than-10 percent stockholders have complied with all Section 16(a) reporting requirements. Mr. Gemunder did not report the grant of an unrestricted stock award covering 100 shares of Capital Stock.

              RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

   The Board of Directors has selected the firm of Price Waterhouse LLP as independent accountants for the Company and its consolidated subsidiaries for the year 1998. This firm has acted as independent accountants for the Company and its consolidated subsidiaries since 1970. Although the submission of this matter to the stockholders is not required by law or by the By-Laws of the Company, the selection of Price Waterhouse LLP will be submitted for ratification at the Annual Meeting. The affirmative vote of a majority of the shares represented at the meeting, with abstentions having the effect of negative votes and broker nonvotes deemed to be absent shares, will be necessary to ratify the selection of Price Waterhouse LLP as independent accountants for the Company and its consolidated subsidiaries for the year 1998. If the selection is not ratified at the meeting, the Board of Directors will reconsider its selection of independent accountants.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION.

   It is expected that a representative of Price Waterhouse LLP will be present at the Company's Annual Meeting. Such representative shall have the opportunity to make a statement if he desires to do so and shall be available to respond to appropriate questions raised at the meeting.

                              STOCKHOLDER PROPOSALS

   Any proposals by stockholders intended to be included in the proxy materials for presentation at the 1999 Annual Meeting of Stockholders must be in writing and received by the Secretary of the Company no later than December 1, 1998.

                                  OTHER MATTERS

   As of the date of this Proxy Statement, the management knows of no other matters which will be presented for consideration at the Annual Meeting. However, if any other business should come before the meeting, the persons named in the enclosed proxy (or their substitutes) will have discretionary authority to take such action as shall be in accordance with their best judgment.

                            EXPENSES OF SOLICITATION

   The expense of soliciting proxies in the accompanying form will be borne by the Company. The Company will request banks, brokers and other persons holding shares beneficially owned by others to send proxy materials to the beneficial owners and to secure their voting instructions, if any. The Company will reimburse such persons or institutions for their expenses in so doing. In addition to solicitation by mail, officers and regular employees of the Company may, without extra remuneration, solicit proxies personally, by telephone or by telegram from some stockholders if such proxies are not promptly received. The Company has also retained D. F. King & Co., Inc., a proxy soliciting firm, to assist in the solicitation of such proxies at a cost which is not expected to exceed $7,500 plus reasonable expenses. This Proxy Statement and the accompanying Notice of Meeting are sent by order of the Board of Directors.



                                                 Naomi C. Dallob
                                                    Secretary



March 31, 1998

    CHEMED CORPORATION
    2600 CHEMED CENTER
    255 EAST FIFTH STREET            PLEASE MARK, SIGN, DATE AND RETURN PROXY
    CINCINNATI, OHIO 45202           CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

    ---------------------------------------------------------------------------

    This proxy is solicited by the Board of Directors for the Annual Meeting of Stockholders, May 18, 1998.
P
R   The undersigned hereby appoints E. L. Hutton, K. J. McNamara and
O   N. C. Dallob as Proxies, each with the power to appoint a substitute,
X   and hereby authorizes them to represent and to vote, as designated on
Y the reverse side, all the shares of stock of Chemed Corporation held of record by the undersigned on March 19, 1998, at the Annual Meeting of Stockholders to be held on May 18, 1998, or at any adjournment thereof.

                  (continued and to be signed on reverse side)


                              FOLD AND DETACH HERE



                                  CHEMED LOGO

(continued from other side)                                Please mark
                                                           your votes as
                                                           indicated in   [X]
                                                           this example

(1) Election of Directors (mark only one box):
    FOR all          FOR nominees          WITHHOLD
    nominees         listed EXCEPT         ALL
    listed.          those whose           AUTHORITY
                     names I have          to vote in the
                     stricken.             selection of
                                           directors.
     [ ]                [ ]                   [ ]

Edward L. Hutton         Lawrence J. Gillis       John M. Mount
Kevin J. McNamara        Patrick P. Grace         Timothy S. O'Toole
James H. Devlin          Thomas C. Hutton         D. Walter Robbins, Jr.
Charles H. Erhart, Jr.   Walter L. Krebs          Donald E. Saunders
Joel F. Gemunder         Sandra E. Laney          Paul C. Voet
                                                  George J. Walsh III

(2) Ratifying the selection of independent accountants.

    FOR         AGAINST        ABSTAIN
    [ ]           [ ]            [ ]

(3) In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.


IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSALS (1) AND (2).

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signed on behalf of a corporation, partnership, estate, trust, or other stockholder, state your title or capacity or otherwise indicate that you are authorized to sign.

                                                  (Be sure to date Proxy)


Signature__________________ Signature_________________ Dated____________, 1998.


                              FOLD AND DETACH HERE


                                  CHEMED LOGO